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                                                                 EXHIBIT 21

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                                                                JURISDICTION
SUBSIDIARY                                                    OF ORGANIZATION

Superior TeleCom Inc........................................      Delaware
Superior Trust I............................................      Delaware
DNE Systems, Inc............................................      Delaware
DNE Manufacturing & Service Company.........................      Delaware
DNE Technologies, Inc.......................................      Delaware
Superior Telecommunications Inc.............................      Delaware
Superior Cable Corporation .................................       Ontario
Texas SUT Inc...............................................        Texas
Superior Cable Ltd. ........................................       Israel
Superior Cable Holdings (1997) Ltd..........................       Israel
Essex International Inc. ...................................      Delaware
Essex Group Inc.............................................      Delaware
Essex Group Inc. ...........................................      Michigan
Essex Services Inc. ........................................      Delaware
FEMCO (50%) ................................................       Indiana
Diamond Wire Corporation....................................      Illinois
Essex Technology Inc. ......................................      Delaware
Essex International Ltd. ...................................        U.K.
Temple Electrical Company Ltd. .............................        U.K.
Essex Pension Trustees Ltd..................................        U.K.
Interstate Industries Holdings, Inc. .......................      Delaware
Interstate Industries, Inc. ................................      Mississippi
Essex Group Export Inc. ....................................      Barbados
Essex Canada Inc. ..........................................      Delaware
SX Mauritius Holding, Inc. .................................      Mauritius
Finolex Essex Industries Ltd. (50%).........................        India
Active Industries Inc. .....................................      Delaware
Essex Funding Inc. .........................................      Delaware
Raychem-Essex Ltd. (50%)....................................      Delaware
Essex Group Mexico, Inc. ...................................      Delaware
Essex Mexico Holdings, LLC. ................................      Delaware
Essex Group Mexico, S.A. de C.V. ...........................       Mexico
Grupo Essex de Mexico, S. de R.L. de C.V. ..................       Mexico
Essex Telecom Inc. .........................................      Delaware
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